Exhibit 99.01

Cadence Reports Q2 2011 Financial Results

SAN JOSE, Calif. — July 28, 2011 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter of fiscal year 2011.

Cadence reported second quarter 2011 revenue of $283 million, compared to revenue of $227 million reported for the same period in 2010. On a GAAP basis, Cadence recognized net income of $27 million, or $0.10 per share on a diluted basis in the second quarter of 2011, compared to net income of $49 million, or $0.18 per share on a diluted basis in the same period in 2010. GAAP net income for the second quarter of 2010 included $67 million in acquisition-related tax benefits.

Using Cadence’s non-GAAP measure, net income in the second quarter of 2011 was $32 million, or $0.12 per share on a diluted basis, as compared to net income of $18 million, or $0.07 per share on a diluted basis in the same period in 2010.

“Demand for our products and services in the second quarter continued to be strong with run rates on renewals increasing,” said Lip-Bu Tan, president and chief executive officer. “We saw acceleration in adoption of our end-to-end digital solution at advanced nodes and very positive response to our new Cadence System Development Suite.”

“The Cadence team produced excellent operating results in Q2 as we met or exceeded expectations for our key operating metrics,” added Geoff Ribar, senior vice president and chief financial officer. “With the ongoing strength in our business we are adjusting upward our outlook for fiscal 2011.”

In addition to using GAAP results to evaluate Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, acquisition-related income tax benefits, income tax benefits related to the settlement of IRS examinations, shareholder litigation costs and charges, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive and other employee severance costs, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments, and gains or losses on the sale of investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Business Outlook

For the third quarter of 2011, the company expects total revenue in the range of $280 million to $290 million. Third quarter GAAP net income per diluted share is expected to be in the range of $0.04 to $0.06. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.11 to $0.13.

For the full year 2011, the company expects total revenue in the range of $1,115 million to $1,135 million. On a GAAP basis, net income per diluted share for fiscal year 2011 is expected to be in the range of $0.20 to $0.26. Using the non-GAAP measure defined below, net income per diluted share for fiscal year 2011 is expected to be in the range of $0.41 to $0.47.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.

Audio Webcast Scheduled

Lip-Bu Tan, Cadence’s president and chief executive officer, and Geoff Ribar, Cadence’s senior vice president and chief financial officer, will host a second quarter of fiscal year 2011 financial results audio webcast today, July 28, 2011, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 28, 2011 at 5 p.m. (Pacific) and ending August 11, 2011 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence

Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding Cadence’s second quarter 2011 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of its previously announced restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.

For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K for the year ended January 1, 2011, and Cadence’s future filings.

GAAP to non-GAAP Reconciliation

Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, acquisition-related income tax benefits, income tax benefits related to the settlement of IRS examinations, shareholder litigation costs and charges, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive and other employee severance costs, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because such exclusion enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly attributable to the underlying performance of Cadence’s business operations. Cadence’s management also believes it is useful to exclude costs and charges related to shareholder litigation because these costs and charges are not related to Cadence’s core business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During the fourth quarter of fiscal year 2010, Cadence commenced a restructuring program and expects to have paid substantially all termination benefits and costs by the fourth fiscal quarter of 2011. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges and credits permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude executive and other employee severance costs as these costs do not occur frequently. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company’s investment activities.

During the second quarter of fiscal year 2011, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s effective settlement of an Internal Revenue Services, or IRS, examination of Cadence’s federal income tax returns for the tax years 2003 through 2005. During the third quarter of fiscal year 2010, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s effective settlement of an IRS examination of Cadence’s federal income tax returns for the tax years 2000 through 2002. Cadence’s management believes it is useful to exclude the income tax benefits associated with these settlements because exclusion of such tax benefits permits consistent evaluations of Cadence’s performance. Cadence does not expect settlements resulting in income tax provisions or benefits of the magnitude recorded during the third quarter of 2010 to occur frequently.

During the second and fourth quarters of fiscal year 2010, Cadence’s non-GAAP net income also excluded losses associated with its repurchase of a portion of its 1.375% Convertible Senior Notes Due December 15, 2011 and a portion of its 1.500% Convertible Senior Notes Due December 15, 2013. Cadence’s management believes it is useful to exclude the losses on the extinguishment of debt as the losses are not directly related to Cadence’s core business operations and similar transactions are not expected to occur frequently.

During the second quarter of fiscal year 2011, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with an acquisition Cadence completed during the second quarter of 2011. During the second quarter of fiscal year 2010, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s acquisition of Denali Software, Inc. Cadence’s management believes it is useful to exclude the tax benefits associated with these acquisitions because exclusion of such tax benefits permits consistent evaluation of Cadence’s performance. Cadence does not expect an acquisition-related income tax benefit of the magnitude recorded in the second quarter of 2010 to be recorded frequently.

Cadence’s management believes that non-GAAP net income provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation

	Three Months Ended
	July 2, 2011	July 3, 2010
(in thousands)	(unaudited)
Net income on a GAAP basis	$26,908	$48,607
Amortization of acquired intangibles	6,988	3,142
Stock-based compensation expense	10,341	10,435
Non-qualified deferred compensation expenses	1,186	1,192
Restructuring and other charges (credits)	751	(317)
Shareholder litigation costs	1,106	2,862
Executive and other employee severance costs	1,916	—
Integration and acquisition-related costs	1,005	2,469
Amortization of debt discount	6,566	5,248
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(9,229)	202
Loss on extinguishment of debt	—	5,321
Acquisition-related income tax benefit	(5,021)	(66,707)
Income tax benefit of IRS settlement	(5,680)	—
Income tax effect of non-GAAP adjustments	(4,859)	5,825

Net income on a non-GAAP basis	$31,978	$18,279

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Diluted Net Income per Share Reconciliation

	Three Months Ended
	July 2, 2011	July 3, 2010

(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.10	$0.18
Amortization of acquired intangibles	0.03	0.01
Stock-based compensation expense	0.04	0.04
Non-qualified deferred compensation expenses	0.01	0.01
Restructuring and other charges (credits)	—	—
Shareholder litigation costs	—	0.01
Executive and other employee severance costs	0.01	—
Integration and acquisition-related costs	—	0.01
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.03)	—
Loss on extinguishment of debt	—	0.02
Acquisition-related income tax benefit	(0.02)	(0.25)
Income tax benefit of IRS settlement	(0.02)	—
Income tax effect of non-GAAP adjustments	(0.02)	0.02

Diluted net income per share on a non-GAAP basis	$0.12	$0.07

Shares used in calculation of diluted net income per share — GAAP**	270,885	266,423
Shares used in calculation of diluted net income per share — non-GAAP**	270,885	266,423

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

**	Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles is important to consider because it may represent an initial expenditure that under GAAP is reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.

Although Cadence’s management finds the non-GAAP measures useful in evaluating the performance of Cadence’s business, reliance on these measures is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.

Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning September 16, 2011, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2011 Earnings Release is published, which is currently scheduled for October 26, 2011.

For more information, please contact:

Investors and Shareholders

Alan Lindstrom

Cadence Design Systems, Inc.

408-944-7100

investor_relations@cadence.com

Media and Industry Analysts

Nancy Szymanski

Cadence Design Systems, Inc.

408-473-8382

publicrelations@cadence.com

# # #

Cadence Design Systems, Inc.

Condensed Consolidated Balance Sheets

July 2, 2011 and January 1, 2011

(In thousands)

(Unaudited)

	July 2, 2011	January 1, 2011
Current Assets:
Cash and cash equivalents	$665,317	$557,409
Short-term investments	3,255	12,715
Receivables, net of allowances of $747 and $7,604, respectively	150,241	191,893
Inventories	44,391	39,034
2015 notes hedges	222,085	—
Prepaid expenses and other	79,966	78,355

Total current assets	1,165,255	879,406

Property, plant and equipment, net of accumulated depreciation of $640,380 and $648,676, respectively	267,758	285,115
Goodwill	173,752	158,893
Acquired intangibles, net of accumulated amortization of $77,436 and $105,158, respectively	178,566	179,198
Installment contract receivables	10,622	23,380
2015 notes hedges	—	130,211
Other assets	78,672	75,913

Total Assets	$1,874,625	$1,732,116

Current Liabilities:
Convertible notes	$433,857	$143,258
2015 notes embedded conversion derivative	222,085	—
Accounts payable and accrued liabilities	165,698	216,864
Current portion of deferred revenue	362,762	337,426

Total current liabilities	1,184,402	697,548

Long-Term Liabilities:
Long-term portion of deferred revenue	91,360	85,400
Convertible notes	128,928	406,404
2015 notes embedded conversion derivative	—	130,211
Other long-term liabilities	138,619	135,899

Total long-term liabilities	358,907	757,914

Stockholders’ Equity	331,316	276,654

Total Liabilities and Stockholders’ Equity	$1,874,625	$1,732,116

Cadence Design Systems, Inc.

Condensed Consolidated Income Statements

For the Three and Six Months Ended July 2, 2011 and July 3, 2010

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Revenue:
Product	$157,938	$117,066	$299,757	$219,832
Services	29,477	25,258	57,282	51,178
Maintenance	95,855	84,740	192,333	177,992

Total revenue	283,270	227,064	549,372	449,002

Costs and Expenses:
Cost of product	20,074	7,123	34,268	12,415
Cost of services	20,616	21,556	40,691	43,481
Cost of maintenance	10,716	10,481	21,614	21,879
Marketing and sales	77,006	71,513	155,378	146,275
Research and development	99,268	91,880	200,567	181,310
General and administrative	25,377	17,058	44,679	39,892
Amortization of acquired intangibles	4,505	2,551	8,964	5,242
Restructuring and other charges (credits)	751	(317)	710	(1,391)

Total costs and expenses	258,313	221,845	506,871	449,103

Income (loss) from operations	24,957	5,219	42,501	(101)

Interest expense	(10,768)	(7,972)	(21,754)	(15,403)
Other income (expense), net	8,394	(3,100)	12,863	2,874

Income (loss) before provision (benefit) for income taxes	22,583	(5,853)	33,610	(12,630)

Provision (benefit) for income taxes	(4,325)	(54,460)	379	(49,452)

Net income	$26,908	$48,607	$33,231	$36,822

Basic net income per share	$0.10	$0.19	$0.13	$0.14

Diluted net income per share	$0.10	$0.18	$0.12	$0.14

Weighted average common shares outstanding - basic	263,191	262,163	262,362	262,380

Weighted average common shares outstanding - diluted	270,885	266,423	269,732	266,539

Cadence Design Systems, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended July 2, 2011 and July 3, 2010

(In thousands)

(Unaudited)

	Six Months Ended
	July 2, 2011	July 3, 2010
Cash and Cash Equivalents at Beginning of Period	$557,409	$569,115

Cash Flows from Operating Activities:
Net income	33,231	36,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,283	41,333
Amortization of debt discount and fees	14,587	11,301
Loss on extinguishment of debt	—	5,321
Stock-based compensation	19,698	20,807
Loss from equity method investments	65	73
Gain on investments, net	(13,741)	(6,935)
Write-down of investment securities	—	1,500
Non-cash restructuring and other charges	136	216
Impairment of property, plant and equipment	—	427
Deferred income taxes	(4,811)	(69,266)
Provisions (recoveries) for losses (gains) on trade and installment contract receivables	(5,885)	(12,978)
Other non-cash items	2,518	3,124
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	2,455	(25,384)
Installment contract receivables	62,080	70,479
Inventories	(6,987)	(10,923)
Prepaid expenses and other	1,969	(13,778)
Other assets	1,479	1,397
Accounts payable and accrued liabilities	(48,650)	6,026
Deferred revenue	25,979	31,882
Other long-term liabilities	(4,628)	4,257

Net cash provided by operating activities	125,778	95,701

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	9,588	—
Proceeds from the sale of long-term investments	2,785	10,133
Purchases of property, plant and equipment	(11,312)	(18,765)
Purchases of software licenses	—	(2,517)
Investment in venture capital partnerships and equity investments	(608)	(500)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(22,865)	(253,951)

Net cash used for investing activities	(22,412)	(265,600)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	(2,829)	(1,719)
Proceeds from issuance of 2015 Notes	—	350,000
Payment of Convertible Senior Notes	—	(187,150)
Payment of 2015 Notes issuance costs	—	(9,800)
Purchase of 2015 Notes Hedges	—	(76,635)
Proceeds from termination of Convertible Senior Notes Hedges	—	280
Proceeds from sale of 2015 Warrants	—	37,450
Tax effect related to employee stock transactions allocated to equity	967	59
Proceeds from issuance of common stock	10,302	8,119
Stock received for payment of employee taxes on vesting of restricted stock	(7,389)	(4,114)
Purchases of treasury stock	—	(39,997)

Net cash provided by financing activities	1,051	76,493

Effect of exchange rate changes on cash and cash equivalents	3,491	(106)

Increase (decrease) in cash and cash equivalents	107,908	(93,512)

Cash and Cash Equivalents at End of Period	$665,317	$475,603

Cadence Design Systems, Inc.

As of July 28, 2011

Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share

(Unaudited)

	Three Months Ending October 1, 2011	Year Ending December 31, 2011
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.04 to $0.06	$0.20 to $0.26

Amortization of acquired intangibles	0.03	0.10
Stock-based compensation expense	0.04	0.16
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges	—	—
Shareholder litigation costs	—	—
Executive and other employee severance costs	—	0.01
Integration and acquisition-related costs	—	0.01
Amortization of debt discount	0.03	0.10
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.05)
Acquisition-related income tax benefit	—	(0.02)
Income tax benefit of IRS settlement	—	(0.02)
Income tax effect of non-GAAP adjustments	(0.03)	(0.09)

Diluted net income per share on a non-GAAP basis	$0.11 to $0.13	$0.41 to $0.47

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Cadence Design Systems, Inc.

As of July 28, 2011

Impact of Non-GAAP Adjustments on Forward Looking Net Income

(Unaudited)

	Three Months Ending October 1, 2011	Year Ending December 31, 2011
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$12 to $18	$55 to $71

Amortization of acquired intangibles	7	27
Stock-based compensation expense	12	44
Non-qualified deferred compensation expenses	—	3
Restructuring and other charges	—	1
Shareholder litigation costs	—	1
Executive and other employee severance costs	—	2
Integration and acquisition-related costs	—	2
Amortization of debt discount	7	26
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(14)
Acquisition-related income tax benefit	—	(5)
Income tax benefit of IRS settlement	—	(6)
Income tax effect of non-GAAP adjustments	(8)	(24)

Net income on a non-GAAP basis	$30 to $36	$112 to $128

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Cadence Design Systems, Inc.

(Unaudited)

Revenue Mix by Geography (% of Total Revenue)

	2010					2011
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	40%	46%	43%	45%	43%	44%	47%
Europe	22%	23%	20%	23%	22%	21%	20%
Japan	23%	14%	20%	14%	18%	19%	17%
Asia	15%	17%	17%	18%	17%	16%	16%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2010					2011
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification and Design IP	22%	26%	25%	22%	24%	28%	33%
Digital IC Design	21%	21%	23%	26%	23%	24%	21%
Custom IC Design	27%	26%	24%	27%	26%	20%	22%
Design for Manufacturing	9%	6%	8%	7%	7%	8%	6%
System Interconnect	9%	10%	10%	8%	9%	10%	8%
Services & Other	12%	11%	10%	10%	11%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance